Exhibit 99.2

PROXY

PHOTOMEDEX, INC.

THIS PROXY AND WRITTEN CONSENT IS BEING SOLICITED

BY THE BOARD OF DIRECTORS

For an Annual Meeting of Stockholders

To be held on [                    ], 2011

The undersigned stockholder hereby appoints Dennis M. McGrath and Christina L. Allegeier as proxy with full power of substitution, to vote the shares of voting securities of PhotoMedex, Inc., a Nevada Corporation (“PhotoMedex”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Kaye Scholer LLP, located at 425 Park Avenue, New York NY 10022, on [                    ], 2011, at [        ], local time, and any adjournment thereof upon matters properly coming before the Meeting, as set forth in the Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned without otherwise limiting the general authorization given hereby, such proxy is instructed to vote as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS INDICATED ON THIS CARD AND AS SUCH PROXIES DEEM ADVISABLE WITH DISCRETIONARY AUTHORIZED ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF

(1)	To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 4, 2011 (as it may be amended from time to time), among PhotoMedex, Radiancy, Inc., and PHMD Merger Sub, Inc., a wholly owned subsidiary of PhotoMedex, pursuant to which Radiancy will become a wholly owned subsidiary of PhotoMedex.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	To consider and vote on a proposal to approve the issuance of shares of PhotoMedex common stock to Radiancy stockholders pursuant to the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	To approve the issuance of warrants to purchase PhotoMedex common stock to the current holders of PhotoMedex common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)    To elect to our Board of Directors eight (8) directors, to serve until our next Annual Meeting of Stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal. To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed below.

☐ FOR all nominees listed herein (except as marked up to the contrary below)	☐ withhold authority to vote for all nominees listed below

01 – Dennis M. McGrath	02 – James W. Sight	03 – Stephen P. Connelly

04 – Dr. Dolev Rafaeli	05 – Dr. Yoav Ben-Dror	06 – Lewis C. Pell

07 – Katsumi Oneda	08 – Nahum Melumad

(5)	To approve the Amended and Restated Employment Agreement by and between PhotoMedex, and Dolev Rafaeli.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	To approve the Amended and Restated Articles of Incorporation of PhotoMedex.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)	To approve an amendment to the PhotoMedex 2005 Equity Compensation Plan pursuant to the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(8)	To approve an amendment to the PhotoMedex Amended and Restated 2000 Non-Employee Director Stock Option Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(9)	To approve a resolution expressing advisory approval of the compensation of our named executive officers that is based on or otherwise relates to the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(10)	To approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described above.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

PLEASE CHECK THE BOXES ABOVE, SIGN, DATE AND RETURN THIS PROXY TO [                    ], ATTN: PROXY SERVICES, IN THE SELF-ADDRESSED EVELOPE PROVIDED

Signature	Signature, if held jointly	Dated

Print Name:	Print Names:

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are jointly held, each holder must sign. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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